        As filed with the Securities and Exchange Commission on June 12, 1997

 Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                ----------------------


                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------------


                              AVECOR CARDIOVASCULAR INC.
                (Exact name of registrant as specified in its charter)

                     MINNESOTA                   41-1695729
          (State or other jurisdiction        (I.R.S. Employer
         of incorporation or organization)    Identification No.)


              7611 NORTHLAND DRIVE                   55428
             MINNEAPOLIS, MINNESOTA               (Zip Code)
    (Address of Principal Executive Offices)

                                ----------------------

                              1991 STOCK INCENTIVE PLAN
                               (Full title of the plan)

                                ----------------------

                                  Gregory J. Melsen
                               Chief Financial Officer
                                 7611 Northland Drive
                            Minneapolis, Minnesota  55428
                       (Name and address of agent for service)

                                    (612) 391-9000
            (Telephone number, including area code, of agent for service)

                                ----------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                                ----------------------

                           CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES    AMOUNT TO BE      PROPOSED MAXIMUM   PROPOSED MAXIMUM        AMOUNT OF
 TO BE REGISTERED      REGISTERED(1)      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION FEE
                                           PER SHARE(2)           PRICE(2)
----------------------------------------------------------------------------------------------------
Common Stock, par     300,000 shares           $10.875          $3,262,500            $993.64
   value $.01 per
  share (3)........
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------


    (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

    (2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on June 6, 1997, as reported by the Nasdaq National Market.

     (3) Each share of Common Stock includes one Preferred Stock Purchase
         Right.

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


                                       PART II

                                 INFORMATION REQUIRED
                            IN THE REGISTRATION STATEMENT

                                   EXPLANATORY NOTE
                                   ----------------

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 300,000 shares of Common Stock, $.01 par value per share, of AVECOR Cardiovascular Inc. (the "Company") to be issued pursuant to the Company's 1991 Stock Incentive Plan (the "Plan"), bringing the total number of shares issuable thereunder and registered under the Securities Act of 1933 to 1,050,000. Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8, dated November 27, 1992 (Reg. No. 33-55166) which was previously filed with the Securities and Exchange Commission relating to the Plan are incorporated herein by reference.

ITEM 8.  EXHIBITS.

4.1 Second Restated Articles of Incorporation of the Company, as amended July 3, 1996 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 0-21330)).

4.2 Bylaws of the Company, as amended May 3, 1996 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 0-21330)).

4.3 Specimen form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (File No. 0-21330)).

4.4 Certificate of Designation, Preferences and Rights of the Company's Series A Junior Preferred Stock (included in Exhibit 4.1).

4.5     Rights Agreement dated June 26, 1996 between the Company and
        Norwest Bank Minnesota, N.A., which includes the form of Rights Certificate as Exhibit B (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated June 26, 1996 (File No. 0-21330)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).

23.1    Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2    Consent of Coopers & Lybrand L.L.P (filed herewith electronically).

24.1    Power of Attorney (included on page II-2 of this Registration
        Statement).

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn Park, State of Minnesota, on June 12, 1997.

                                        AVECOR CARDIOVASCULAR INC.

                                        By:  /s/ Anthony Badolato
                                             -----------------------------------
                                             Anthony Badolato
                                             Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Badolato and Gregory J. Melsen, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 12, 1997 by the following persons in the capacities indicated.

/s/ Anthony Badolato                    Chief Executive Officer (Principal
-----------------------------------     Executive Officer) and Director
Anthony Badolato

/s/ Gregory J. Melsen                   Vice President - Finance, Treasurer and
-----------------------------------     Chief Financial Officer (Principal
Gregory J. Melsen                       Financial and Accounting Officer)

/s/ Edward E. Strickland                Director
-----------------------------------
Edward E. Strickland

/s/ David W. Stassen                    Director
-----------------------------------
David W. Stassen

                                        Director
-----------------------------------
J. Gordon Wright

                              AVECOR CARDIOVASCULAR INC.
                                REGISTRATION STATEMENT
                                     ON FORM S-8

                                  INDEX TO EXHIBITS
                                  -----------------

Item
No.       Description                        Method of Filing
---       -----------                        ----------------

4.1       Second Restated Articles of
          Incorporation of the Company,
          as amended July 3, 1996. . . . .   Incorporated by reference  to
                                             Exhibit 3.1 to the Company's
                                             Quarterly Report on Form 10-Q for
                                             the quarter ended June 30, 1996
                                             (File No. 0-21330).

4.2       Bylaws of the Company, as
          amended May 3, 1996. . . . . . .   Incorporated by reference to
                                             Exhibit 3.1 to the Company's
                                             Quarterly Report on Form 10-Q for
                                             the quarter ended March 31, 1996
                                             (File No. 0-21330).

4.3       Specimen form of the Company's
          Common Stock Certificate . . . .   Incorporated by reference to
                                             Exhibit 4.1 to the Company's
                                             Quarterly Report on Form 10-Q for
                                             the quarter ended September 30,
                                             1996 (File No. 0-21330).

4.4       Certificate of Designation,
          Preferences and Rights of the
          Company's Series A Junior
          Preferred Stock  . . . . . . . .   Included in Exhibit 4.1.

4.5       Rights Agreement dated
          June 26, 1996 between the
          Company and Norwest Bank
          Minnesota, N.A., which includes
          the form of Rights Certificate
          as Exhibit B . . . . . . . . . .   Incorporated by reference to
                                             Exhibit 4.1 to the Company's
                                             Current Report on Form 8-K dated
                                             June 26, 1996 (File No. 0-21330).

5.1       Opinion and Consent of
          Oppenheimer Wolff & Donnelly . .   Filed herewith electronically.

23.1      Consent of Oppenheimer
          Wolff & Donnelly . . . . . . . .   Included in Exhibit 5.1.

23.2      Consent of Coopers & Lybrand
          L.L.P. . . . . . . . . . . . . .   Filed herewith electronically.

24.1      Power of Attorney. . . . . . . .   Included on page II-2 of this
                                             Registration Statement.


                                         E-1